UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 15, 2006

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On August 15, 2006, The Neiman Marcus Group, Inc. (the "Company"), issued a press release announcing the successful completion of the previously announced consent solicitation relating to its 7.125% Senior Debentures due 2028 (the "Debentures"), CUSIP No. 640204AB9. A copy of the press release is attached as Exhibit 99.1.

To implement the amendment approved in the consent solicitation, the Company and The Bank of New York Trust Company, N.A. (the "Trustee") entered into a Second Supplemental Indenture (the "Supplemental Indenture"), dated as of August 14, 2006, to the Indenture (as amended and supplemented, the "Indenture"), dated as of May 27, 1998, between the Company and the Trustee, as successor trustee.

The Supplemental Indenture amends the Indenture's reporting covenant to make it consistent with the reporting covenant in the Company's other outstanding public debt indentures. Under the amendment, for so long as the Company's parent, Neiman Marcus, Inc. ("NMI") continues to be a guarantor of the Debentures, the Company's reporting obligations under the Indenture will be satisfied provided that NMI files specified reports with the SEC and NMI's filings include specified financial information concerning the Company.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1.
Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

4.1	Second Supplemental Indenture dated August 14, 2006, between The Neiman Marcus Group, Inc., a Delaware corporation, and The Bank of New York Trust Company, N.A., a national banking association.

99.1	Press Release dated August 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: August 15, 2006	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

4.1	Second Supplemental Indenture dated August 14, 2006, between The Neiman Marcus Group, Inc., a Delaware corporation, and The Bank of New York Trust Company, N.A., a national banking association.

99.1	Press Release dated August 15, 2006.